Media Contact:
Dana Stelsel
Director, Communications
(765) 771-5766
dana.stelsel@onewabash.com

Investor Relations:
Ryan Reed
VP, Corporate Development & IR
(765) 490-5664
ryan.reed@onewabash.com

Wabash Announces First Quarter 2025 Results

▪Quarterly revenue of $381 million - lower than prior quarterly outlook range on weaker Transportation Solutions demand. Parts & Services generated positive revenue growth sequentially and year-over-year.
▪GAAP operating income of $315 million or Non-GAAP adjusted operating loss of $27.4 million; Excludes impact of $342 million gain in connection with reduced legal verdict.
▪Quarterly GAAP EPS of $5.36 or Non-GAAP adjusted EPS of $(0.58). Weaker demand fill led to inflated direct labor costs during the quarter, which have now been right-sized.
▪Total backlog of $1.2 billion ending Q1; Tariff-related uncertainty causing customers to delay equipment investment decisions.
▪2025 revenue outlook reduced to $1.8B, Non-GAAP adjusted EPS outlook reduced to $(0.60), excluding impact of gain in connection with reduced legal verdict.

LAFAYETTE, Ind. – April 30, 2025 – Wabash (NYSE: WNC), a leader in end-to-end supply chain solutions for the transportation, logistics and infrastructure markets, today reported results for the quarter ended March 31, 2025.
The Company's net sales for the first quarter of 2025 were $380.9 million, reflecting a 26.1% decrease compared to the same quarter of the previous year. The Company generated consolidated gross profit of $19.0 million, equivalent to 5.0% of sales. GAAP operating profit amounted to $314.6 million as the company recognized a $342 million gain in connection with the reduction of a legal verdict. Non-GAAP adjusted operating loss was $27.4 million for the quarter, representing (7.2)% of sales. First quarter GAAP diluted earnings per share was $5.36 or $(0.58) on a Non-GAAP adjusted basis.
As of March 31, 2025, total Company backlog stood at approximately $1.2 billion, a sequential increase of 5% from year-end 2024 and a decrease of 32% compared to the first quarter of 2024 as new order activity remained modest.
"During the first quarter, our GAAP EPS was $5.36, primarily as a result of recognizing a $342 million gain in connection with the reduction of a legal verdict," said Brent Yeagy, president and chief executive officer. "While the reduction in this verdict was a positive development in our efforts to bring this matter to a more reasonable conclusion, there is more work to do, highlighted by our recent filing of notice of appeal. Excluding the gain, non-GAAP adjusted EPS was $(0.58) during the first quarter as revenue came in below our expectations amid a general weakening in market conditions. We have since reduced direct labor to align cost with market conditions. While tariff-related uncertainty has caused customers to delay equipment investment decisions, it's important to highlight the growth in our Parts & Services segment, which we see as an important longer-term source of stability for our portfolio."

For the full-year ending December 31, 2025, the Company reduced its revenue outlook to roughly $1.8 billion and reduced its Non-GAAP adjusted EPS guidance to a range of $(0.85) to $(0.35).
“Wabash's manufacturing footprint and our supply base are both heavily levered to the United States positioning us to avoid direct impact from tariffs. However, second order tariff effects have been meaningful in the short-term as customers have reduced capital expenditure plans until their own customers' have greater clarity," explained Yeagy. "As a result of the weaker than anticipated first quarter and softer outlook, we have reduced our full year guidance. As we look further forward, we believe it's important for the medium term to point out that demand in 2025 is currently projected to undercut replacement levels, resulting in an aging of the fleet which will require catch-up in coming years. Longer term, we believe the administration's activities to leverage a revitalization of U.S. manufacturing could be meaningfully positive for trucking and specifically trailer demand."
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the first quarter of 2025 and 2024. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended March 31,	2025	2024
New Units Shipped
Trailers	6,290	8,500
Truck bodies	3,000	3,690

	Transportation Solutions		Parts & Services
Three Months Ended March 31,	2025	2024	2025	2024
	(Unaudited, dollars in thousands)
Net sales	$346,803	$470,428	$51,955	$49,234
Gross profit	$8,414	$63,112	$10,589	$13,334
Gross profit margin	2.4%	13.4%	20.4%	27.1%
(Loss) income from operations	$(9,798)	$44,255	$6,910	$10,520
(Loss) income from operations margin	(2.8)%	9.4%	13.3%	21.4%
During the first quarter, Transportation Solutions generated net sales of $346.8 million, a decrease of 26.3% compared to the same quarter of the previous year. Operating loss for the quarter amounted to $9.8 million, representing (2.8)% of sales.
Parts & Services' net sales for the first quarter were $52.0 million, an increase of 5.5% compared to the prior year quarter. Operating income for the quarter amounted to $6.9 million, or 13.3% of sales.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including adjusted operating (loss) income, adjusted EBITDA, adjusted net (loss) income attributable to common stockholders, adjusted diluted (loss) earnings per share, free cash flow, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net (loss) income, and reconciliations to GAAP financial statements should be carefully evaluated.
Adjusted operating (loss) income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating (loss) income to operating income, the most comparable GAAP financial measure, is included in the tables following this release.

Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, the Missouri legal matter, impairment and other, net, and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of adjusted EBITDA to net income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net (loss) income attributable to common stockholders and adjusted diluted (loss) earnings per share reflect an adjustment for the Missouri legal matter and the related tax effect of that adjustment. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net (loss) income attributable to common stockholders and adjusted diluted (loss) earnings per share to net income attributable to common stockholders and diluted earnings per share, the most comparable GAAP financial measures, are included in the tables following this release.
Free cash flow is defined as net cash used in operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash used in operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash used in operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.
First Quarter 2025 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Wednesday, April 30, 2025, beginning at 12:00 p.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website at www.onewabash.com. The conference call will also be accessible by dialing (800) 715-9871, conference ID 9986205. A replay of the call will be available on the site shortly after the conclusion of the presentation.

About

Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.

Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the risks related to the Missouri product liability action and the unfavorable jury verdict, the highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$81,036	$115,484
Accounts receivable, net	171,693	143,946
Inventories, net	278,648	258,825
Prepaid expenses and other	126,191	76,233
Total current assets	657,568	594,488
Property, plant, and equipment, net	335,501	339,247
Goodwill	196,662	188,441
Deferred income taxes	8,411	94,873
Intangible assets, net	71,656	74,445
Investment in unconsolidated entities	7,250	7,250
Other assets	138,145	112,785
Total assets	$1,415,193	$1,411,529
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	211,199	146,738
Other accrued liabilities	204,165	161,671
Total current liabilities	415,364	308,409
Long-term debt	417,317	397,142
Deferred income taxes	—	—
Other non-current liabilities	177,420	516,152
Total liabilities	1,010,101	1,221,703
Commitments and contingencies
Noncontrolling interest	1,251	996
Wabash National Corporation stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 42,147,995 and 42,882,308 shares outstanding, respectively	786	781
Additional paid-in capital	692,471	689,216
Retained earnings	333,109	105,633
Accumulated other comprehensive losses	(2,450)	(3,229)
Treasury stock at cost, 36,515,016 and 35,253,489 common shares, respectively	(620,075)	(603,571)
Total Wabash National Corporation stockholders' equity	403,841	188,830
Total liabilities, noncontrolling interest, and equity	$1,415,193	$1,411,529

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Net sales	$380,890	$515,276
Cost of sales	361,887	438,830
Gross profit	19,003	76,446
General and administrative expenses	(304,685)	36,673
Selling expenses	6,379	7,042
Amortization of intangible assets	2,789	3,156
Impairment and other, net	(31)	—
Income from operations	314,551	29,575
Other income (expense):
Interest expense	(5,026)	(4,988)
Other, net	1,614	1,609
Other expense, net	(3,412)	(3,379)
Loss from unconsolidated entity	(1,842)	(1,486)
Income before income tax expense	309,297	24,710
Income tax expense	78,101	6,423
Net income	231,196	18,287
Net income attributable to noncontrolling interest	255	120
Net income attributable to common stockholders	$230,941	$18,167

Net income attributable to common stockholders per share:
Basic	$5.41	$0.40
Diluted	$5.36	$0.39
Weighted average common shares outstanding (in thousands):
Basic	42,716	45,383
Diluted	43,087	46,254

Dividends declared per share	$0.08	$0.08

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$231,196	$18,287
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	12,243	9,580
Amortization of intangibles	2,789	3,156
Net loss on sale of property, plant and equipment	33	—
Deferred income taxes	86,461	(3,574)
Stock-based compensation	3,249	3,246
Non-cash interest expense	246	237
Loss from unconsolidated entity	1,842	1,486
Changes in operating assets and liabilities
Accounts receivable	(27,747)	(64,690)
Inventories	(19,823)	(10,916)
Prepaid expenses and other	(15,573)	772
Accounts payable and accrued liabilities	73,227	22,203
Other, net	(348,415)	2,803
Net cash used in operating activities	(272)	(17,410)
Cash flows from investing activities
Cash payments for capital expenditures	(8,698)	(19,185)
Expenditures for revenue generating assets	(20,144)	—
Proceeds from the sale of assets	40	—
Acquisition, net of cash acquired	(1,666)	—
Note receivable issued to unconsolidated entity	(3,350)	—
Net cash used in investing activities	(33,818)	(19,185)
Cash flows from financing activities
Proceeds from exercise of stock options	11	7
Dividends paid	(3,864)	(4,151)
Borrowings under revolving credit facilities	20,414	232
Payments under revolving credit facilities	(414)	(232)
Debt issuance costs paid	(1)	(5)
Stock repurchases	(16,504)	(22,138)
Distribution to noncontrolling interest	—	(603)
Net cash used in financing activities	(358)	(26,890)
Cash and cash equivalents:
Net decrease in cash and cash equivalents	(34,448)	(63,485)
Cash and cash equivalents at beginning of period	115,484	179,271
Cash and cash equivalents at end of period	$81,036	$115,786
Supplemental disclosures of cash flow information:
Cash paid for interest	$191	$196
Net cash refunds received for income taxes	$(193)	$(40)
Period end balance of payables for property, plant, and equipment	$5,001	$11,512

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended March 31,	2025	2024
Units Shipped
New trailers	6,290	8,500
New truck bodies	3,000	3,690
Used trailers	36	15

Three Months Ended March 31,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2025
New Trailers	$251,045	$—	$(17,670)	$233,375
Used Trailers	—	1,500	—	1,500
Components, parts and service	—	31,502	—	31,502
Equipment and other	95,758	18,953	(198)	114,513
Total net external sales	$346,803	$51,955	$(17,868)	$380,890
Gross profit	$8,414	$10,589	$—	$19,003
(Loss) income from operations	$(9,798)	$6,910	$317,439	$314,551
Adjusted (loss) income from operations[1]	$(9,798)	$6,910	$(24,561)	$(27,449)

2024
New Trailers	$366,158	$—	$(820)	$365,338
Used Trailers	—	1,344	—	1,344
Components, parts and service	—	35,630	—	35,630
Equipment and other	104,270	12,260	(3,566)	112,964
Total net external sales	$470,428	$49,234	$(4,386)	$515,276
Gross profit	$63,112	$13,334	$—	$76,446
Income (loss) from operations	$44,255	$10,520	$(25,200)	$29,575
Adjusted income (loss) from operations[1]	$44,255	$10,520	$(25,200)	$29,575

1 Adjusted operating (loss) income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating (Loss) Income[1]	Three Months Ended March 31,
	2025	2024
Transportation Solutions
(Loss) income from operations	$(9,798)	$44,255
Adjustments:
N/A	—	—
Adjusted operating (loss) income	(9,798)	44,255

Parts & Services
Income from operations	6,910	10,520
Adjustments:
N/A	—	—
Adjusted operating income	6,910	10,520

Corporate
Income (loss) from operations	317,439	(25,200)
Adjustments:
Missouri legal matter	(342,000)	—
Adjusted operating loss	(24,561)	(25,200)

Consolidated
Income from operations	314,551	29,575
Adjustments:
Missouri legal matter	(342,000)	—
Adjusted operating (loss) income	$(27,449)	$29,575

1 Adjusted operating (loss) income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Adjusted EBITDA[1]:	Three Months Ended March 31,
	2025	2024
Net income	$231,196	$18,287
Income tax expense	78,101	6,423
Interest expense	5,026	4,988
Depreciation and amortization	15,032	12,736
Stock-based compensation	3,249	3,246
Missouri legal matter	(342,000)	—
Impairment and other, net	(31)	—
Other, net	(1,614)	(1,609)
Loss from unconsolidated entity	1,842	1,486
Adjusted EBITDA	$(9,199)	$45,557

Adjusted Net (Loss) Income Attributable to Common Stockholders[2]:	Three Months Ended March 31,
	2025	2024
Net income attributable to common stockholders	$230,941	$18,167
Adjustments:
Missouri legal matter	(342,000)	—
Tax effect of aforementioned items	86,253	—
Adjusted net (loss) income attributable to common stockholders	$(24,806)	$18,167

Adjusted Diluted (Loss) Earnings Per Share[2]:	Three Months Ended March 31,
	2025	2024
Diluted earnings per share	$5.36	$0.39
Adjustments:
Missouri legal matter	(7.94)	—
Tax effect of aforementioned items	2.00	—
Adjusted diluted (loss) earnings per share	$(0.58)	$0.39

Weighted average diluted shares outstanding (in thousands)	43,087	46,254

1 Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, the Missouri legal matter, impairment and other, net, and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net (loss) income attributable to common stockholders and adjusted diluted (loss) earnings per share reflect an adjustment for the Missouri legal matter and the related tax effect of that adjustment.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2025	2024
Net cash used in operating activities	$(272)	$(17,410)
Cash payments for capital expenditures	(8,698)	(19,185)
Expenditures for revenue generating assets	(20,144)	—
Free cash flow[1]	$(29,114)	$(36,595)

1 Free cash flow is defined as net cash used in operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash used in operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended March 31,	2025	2024	2025	2024
(Loss) income from operations	$(9,798)	$44,255	$6,910	$10,520
Depreciation and amortization	12,699	11,332	1,152	547
Adjusted segment EBITDA	$2,901	$55,587	$8,062	$11,067

Adjusted segment EBITDA margin	0.8%	11.8%	15.5%	22.5%

1 Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.